Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Farmers National Banc Corp. of our report dated March 14, 2012 on the consolidated financial statements and effectiveness of internal control over financial reporting of Farmers National Banc Corp. appearing in the Annual Report on Form 10-K of Farmers National Banc Corp. for the year ended December 31, 2011.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Cleveland, Ohio

December 4, 2012